Exhibit 99.1

Acreage Holdings Names Peter Caldini,
Former President Pfizer North America Consumer Healthcare, as CEO

NEW YORK, Dec. 18, 2020 - Acreage Holdings, Inc. (“Acreage”or “Company”) (CSE: ACRG.A.U, ACRG.B.U), (OTC: ACRHF, ACRDF) is pleased to announce that Peter Caldini has been appointed as the Company’s Chief Executive Officer. He officially joins Acreage on Monday, December 21st.

Peter brings an ideal mix of capabilities and experience to Acreage, having served in several senior leadership positions at major healthcare and consumer packaged goods (“CPG”) companies in the US and globally. Earning a reputation as a strong and seasoned leader, Mr. Caldini has a proven track record of improving operational efficiencies, strengthening brand equity, and creating shareholder value.

Mr. Caldini served as President Pfizer North America Consumer Healthcare as well as Regional President Consumer Healthcare of EMEA (Europe, Middle East and Africa) during his time with the company. Prior to Pfizer, Mr. Caldini held similar senior leadership positions in other global markets, including China and Europe, while at Bayer Consumer Health and Wyeth Pharmaceuticals. Mr. Caldini started his career in brand management at Unilever, where he held various roles with increasing responsibility.

Mr. Caldini also brings extensive cannabis capital markets expertise to Acreage, having served for the past 18 months as the Chief Executive Officer of Bespoke Capital Acquisition Corp. (“Bespoke”), a Special Purpose Acquisition Corporation. As the CEO of Bespoke, he helped raise $360 million on the Toronto Stock Exchange with the focus to acquire high growth cannabis companies in the US and around the globe. Additionally, Mr. Caldini has served for the past year as a Senior Advisor to Tuatara Capital, L.P., a cannabis-focused private equity fund.

“Acreage is a leader in perhaps the most exciting emerging market opportunity of our lifetime, and I am beyond excited to join the company and help position it for long-term growth and profitability,” said Peter Caldini. “I look forward to guiding Acreage to a clear leadership position in the largest cannabis market in the world, utilizing the company’s proven award-winning brands combined with Canopy Growth’s brands and intellectual property.”

“I am pleased that Peter Caldini is taking the leadership reins at Acreage,” said Kevin Murphy, Acreage Founder and Chairman of the Board. “Cannabis is in the early innings of development, and the winning organizations will be those led by executives with a strong track record of success in highly regulated industries, particularly in CPG and healthcare. As Acreage’s largest shareholder, I could not be more confident that the future of Acreage is indeed in great hands with Peter.”

Acreage Board member and Interim CEO William Van Faasen said: “Delivering on our refocused strategy, which we embarked on this summer, has put us on a clear path to profitability. Peter is uniquely qualified to lead Acreage to that important milestone and well beyond. The Board and I have every confidence that the combination of Peter’s deep expertise, the support of our incredible team, and the portfolio of Canopy Growth’s IP puts us in a great position to deliver long-term shareholder value.”

The appointment of Peter Caldini follows a thorough recruitment process overseen by a special Hiring Committee of the Board that was chaired by Board member Douglas Maine. The Committee used the global recruitment company Heidrick & Struggles.

“We met with and vetted many viable candidates for what we believe is among the most attractive positions in cannabis, but it was clear from the moment we met Peter that he was the right executive for the job. We are thrilled to welcome him to Acreage,” said Douglas Maine.

ABOUT ACREAGE HOLDINGS, INC.

Headquartered in New York City, Acreage is a multi-state operator of cannabis cultivation and retailing facilities in the U.S., including the company’s national retail store brand, The Botanist. Acreage’s wide range of national and regionally available cannabis products include the award-winning The Botanist brand, the highly recognizable Tweed brand, the Prime medical brand in Pennsylvania, the Innocent edibles brand in Illinois and others. Acreage also owns Universal Hemp, LLC, a hemp subsidiary dedicated to the distribution, marketing and sale of CBD products throughout the U.S. Since its founding in 2011, Acreage has focused on building and scaling operations to create a seamless, consumer-focused, branded experience. More information is available at www.acreageholdings.com.

On June 27, 2019, Acreage implemented an arrangement under section 288 of the Business Corporations Act (British Columbia) with Canopy Growth Corporation (“Canopy Growth”), which was subsequently amended on September 23, 2020 (the “Amended Arrangement”). Pursuant to the Amended Arrangement, upon the occurrence (or waiver by Canopy Growth) of changes in federal laws in the United States to permit the general cultivation, distribution and possession of marijuana (as defined in the relevant legislation) or to remove the regulation of such activities from the federal laws of the United States (the “Triggering Event”), Canopy Growth will, subject to the satisfaction or waiver of certain closing conditions, acquire all of the issued and outstanding Class E subordinate voting shares (the “Fixed Shares”) on the basis of 0.3048 of a Canopy Growth share per Fixed Share (following the automatic conversion of the Class F multiple voting shares and subject to adjustment in accordance with the terms of the arrangement agreement entered into between Acreage and Canopy Growth on April 18, 2019, as amended on May 15, 2019 and on September 23, 2020).

In addition, Canopy Growth holds an option, exercisable at the discretion of Canopy Growth, to acquire all of the issued and outstanding Class D subordinate voting shares (the “Floating Shares”) at the time that Canopy Growth acquires the Fixed Shares, for cash or Canopy Growth shares, as Canopy Growth may determine, at a price per Floating Share based upon the 30-day volume-weighted average trading price of the Floating Shares on the CSE relative to the trading price of the Canopy Growth shares at the time of the occurrence or waiver of the Triggering Event, subject to a minimum price of US$6.41 per Floating Share.

For more information about the Amended Arrangement please see the Acreage proxy statement and management information circular dated August 17, 2020 (the “Circular”) and the respective information circulars of each of Acreage and Canopy Growth dated May 17, 2019, which are available on Acreage’s and Canopy Growth’s respective profiles on SEDAR at www.sedar.com and filed with the SEC on the EDGAR website at www.sec.gov. For additional information regarding Canopy Growth, please see Canopy Growth’s profile on SEDAR at www.sedar.com.

FORWARD LOOKING STATEMENTS

This news release and each of the documents referred to herein contains “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation, respectively. All statements, other than statements of historical fact, included herein are forward-looking information, including, for greater certainty, statements regarding the Amended Arrangement, including the likelihood of completion thereof, the occurrence or waiver of the Triggering Event, the satisfaction or waiver of the closing conditions set out in the Arrangement Agreement and other statements with respect to the proposed transactions with Canopy Growth. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved.

Forward-looking statements or information involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Acreage or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this news release. Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including, but not limited to financing and liquidity risks, and the risks disclosed in the Circular, Acreage’s management information circular dated May 17, 2019 filed on May 23, 2019, Acreage’s annual report on Form 10-K for the year ended December 31, 2019 dated May 29, 2020 and the amendment thereto on Form 10-K/A dated August 14, 2020, and Acreage’s other public filings, in each case filed with the SEC on the EDGAR website at www.sec.gov and with Canadian securities regulators and available on the issuer profile of Acreage on SEDAR at www.sedar.com. Although Acreage has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.

Although Acreage believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. The forward-looking information and forward-looking statements included in this news release are made as of the date of this news release and Acreage does not undertake any obligation to publicly update such forward-looking information or forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Neither the Canadian Securities Exchange nor its Regulation Service Provider has reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.

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Media Contact:	Investor Contact:
Howard Schacter	Steve West
Vice President of Communications	Vice President, Investor Relations
h.schacter@acreageholdings.com	investors@acreageholdings.com
917-893-5300	917-893-5300